UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2009
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d)      On March 25, 2009, the Board of Directors (the “Board”) of RF Micro Devices, Inc. (“RFMD”), upon the recommendation of the Board’s Governance and Nominating Committee, elected Masood A. Jabbar to serve as a director, effective immediately.  Mr. Jabbar will hold office until the 2009 annual meeting of RFMD’s shareholders or until a successor is elected and qualifies or until his death, resignation, removal or disqualification or until there is a decrease in the number of directors.  Mr. Jabbar was appointed by the Board to serve as a member of the Board’s Governance and Nominating Committee effective March 25, 2009.

Upon his election as a director, Mr. Jabbar is entitled to receive a non-qualified option to purchase 50,000 shares of RFMD’s common stock at the closing sales price of the common stock on the date immediately preceding the date of grant in accordance with RFMD’s 2006 Directors Stock Option Plan (the “Plan”) and the related option agreement (the “Initial Option”).  Pursuant to the Plan, the Initial Option grant is required to be made on the fifth business day after the date of election to the Board, which will be April 1, 2009.  The Initial Option will vest in three equal installments on the date of grant and on each of the first and second anniversaries of the date of grant.  The Initial Option has a term of 10 years and the vested portion of the Initial Option may be exercised at any time during that period.  In the event of Mr. Jabbar’s termination other than for cause, the unvested portion of the Initial Option will terminate.  However, if Mr. Jabbar’s service as a director is terminated for cause, the Initial Option (whether vested or unvested) will terminate.

            If Mr. Jabbar is re-elected at RFMD’s 2009 annual meeting of shareholders, upon re-election Mr. Jabbar will be entitled to receive a non-qualified option grant for a pro rata portion of 25,000 shares of RFMD common stock (the “Annual Option”).  The number of shares covered by the first Annual Option that would be granted to Mr. Jabbar following the 2009 annual meeting of shareholders, assuming that he is re-elected at such annual meeting, will be reduced on a pro rata basis for each calendar quarter (or portion thereof) since the 2008 annual shareholders meeting in which Mr. Jabbar was not in office.  Following the 2009 annual meeting, Mr. Jabbar will be entitled to receive annually a non-pro rated Annual Option if he is elected at the annual shareholders meeting.  Each Annual Option will vest and become exercisable immediately on the date of grant.  Each Annual Option will be exercisable during its 10-year term unless Mr. Jabbar’s service as a director is terminated for cause, in which case the Annual Option will be terminated.

            As a non-employee director, Mr. Jabbar also will receive an annual retainer and per meeting fees for attendance at regularly scheduled Board and committee meetings commensurate with that paid to other non-employee directors pursuant to RFMD’s director compensation policies, as they may be amended from time to time.  Mr. Jabbar also will be reimbursed for expenses incurred in his capacity as a director of RFMD and will be eligible to receive discretionary stock-based awards under RFMD’s 2003 Stock Incentive Plan.

A copy of the press release announcing Mr. Jabbar’s election to the Board, dated March 30, 2009, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits.

                        Exhibit No.                                                                                                            Description of Exhibit

                            99.1                                                                                                                    Press release dated March 30, 2009

                                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/William A. Priddy, Jr.

                                                                                    William A. Priddy, Jr.
                                                                                     Chief Financial Officer, Corporate
                                                                                     Vice President of Administration and Secretary

Date:    March 31, 2009

Exhibit Index

Exhibit No.                                Description of Exhibit

     99.1                                      Press release dated March 30, 2009